UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2022

TREAN INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39392	84-4512647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Lake Street West Wayzata, Minnesota		55391
(Address of principal executive offices)		(Zip Code)

(952) 974-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TIG	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

CEO Succession; Executive Chairman

On March 9, 2022, Trean Insurance Group, Inc. (the “Company”) issued a press release announcing that Andrew M. O’Brien, the Company’s founder and current Chief Executive Officer, will step down as Chief Executive Officer effective July 1, 2022, and will be succeeded as Chief Executive Officer and the Company’s principal executive officer by Julie A. Baron, current President and Chief Operating Officer. Mr. O’Brien will remain on the Company’s Board of Directors (the “Board”) and will serve as its Executive Chairman. The Board has appointed Ms Baron to the Board effective simultaneously with her appointment as Chief Executive Officer as of July 1, 2022.

Ms. Baron, age 55, has 30 years of finance and executive management experience and has been with the Company since 2007. Prior to assuming her current role as President and Chief Operating Officer in July 2021, Ms. Baron held the role of Chief Financial Officer beginning in April 2015 and Treasurer and Secretary beginning in February 2020. Prior to becoming Chief Financial Officer of the Company, Ms. Baron served as the Controller for Benchmark Insurance Company, the Company’s largest wholly-owned subsidiary beginning in 2007. Ms. Baron holds a B.S. in Accounting from Arizona State University and is a Certified Public Accountant (inactive).

Effective July 1, 2022, in connection with Ms. Baron’s appointment as Chief Executive Officer, her base salary will be increased to $425,000 per year, and her annual target bonus opportunity will remain at 50% of her base salary. Ms. Baron is expected to continue to receive annual equity incentive awards pursuant to the Company’s annual long-term incentive program but did not otherwise receive an equity award in connection with her appointment.

Addition of Independent Director

On March 9, 2022, the Board appointed Philip I. Smith as a new independent director to the Board, effective immediately. Mr. Smith brings to the Board over 25 years of experience in finance and executive management. Mr. Smith is currently a managing director of Duff & Phelps, an investment banking firm that provides valuation, corporate finance and other services, where he provides mergers and acquisitions advisory services. His appointment increases the size of the Board to seven members (not including Ms. Baron), five of whom the Board has determined to be independent under applicable SEC and Nasdaq guidelines. When Ms. Baron joins the Board effective July 1, the Board’s size will increase further to eight members.

Neither the selection of Ms. Baron to serve as the Chief Executive Officer, the principal executive officer and a director of the Company nor the selection of Mr. Smith to serve as a director was pursuant to any arrangements or understandings with respect to any other person. In addition, there are no family relationships between Ms. Baron or Mr. Smith and any director or executive officer of the Company. Neither Ms. Baron nor Mr. Smith have not been a party to any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.

Item 7.01	Regulation FD Disclosure.

On March 9, 2022, the Company issued a press release regarding the transition of Mr. O’Brien from Chief Executive Officer to Executive Chairman and the appointments of Ms. Baron as Chief Executive Officer and a director. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On March 10, 2022, the Company issued a press release regarding Mr. Smith’s appointment. A copy of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information, including the press releases, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Trean Insurance Group, Inc., dated March 9, 2022

99.2	Press Release issued by Trean Insurance Group, Inc., dated March 10, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2022

TREAN INSURANCE GROUP, INC.

By:	/s/ Nicholas J. Vassallo
Name:	Nicholas J. Vassallo
Title:	Chief Financial Officer